                                                                     Exhibit 99


                                 IMMUNOGEN, INC.

                      2001 NON-EMPLOYEE DIRECTOR STOCK PLAN

1.       DEFINITIONS.

         Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this ImmunoGen, Inc. 2001 Non-Employee Director Stock Plan, have the following meanings:

                  ADMINISTRATOR means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

                  AFFILIATE means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

                  ANNUAL AWARD means a grant under the Plan representing the annual retainer payable to any Participant for serving on the Board of Directors, payable in (i) Stock or (ii) Stock units, based upon a Participant's election.

                  AWARD means an Annual Award or Meeting Award, or both, as the context requires.

                  AWARD AGREEMENT means an agreement between the Company and a Participant for the issuance of Stock Rights delivered pursuant to the Plan, in such form as approved by the Administrator, which shall contain such terms and conditions as the Administrator determines to be appropriate and in the best interest of the Company.

                  BOARD OF DIRECTORS means the Board of Directors of the Company.

                  CODE means the United States Internal Revenue Code of 1986, as amended.

                  COMMITTEE means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

                  COMMON STOCK means shares of the Company's common stock, $.01 par value per share.

                  COMPANY means ImmunoGen, Inc., a Massachusetts corporation.

                  ELECTION FORM means the form on which a Participant elects the form of Award he or she will receive pursuant to Section 6 hereof.

                  FAIR MARKET VALUE of a share of Common Stock means:

                  (1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day on the date of the grant of the Stock Right;

                  (2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the date of the grant of the Stock Right; and

                  (3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

                  MEETING AWARD means a grant under the Plan representing the meeting and committee attendance and chairperson fees payable to any Participant for serving on the Board of Directors, payable in (i) cash, (ii) Stock or (iii) Stock Units, based upon a Participant's election.

                  NON-EMPLOYEE DIRECTOR means each member of the Board of Directors who is not an employee of the Company or of any Affiliate.

                  PARTICIPANT means a Non-Employee Director to whom one or more Stock Rights are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

                  PLAN means this ImmunoGen, Inc. 2001 Non-Employee Director Stock Plan.

                  STOCK means shares of the Common Stock which have been or may be granted under the Plan or any shares of capital stock into which the Stock are changed or for which they are exchanged within the provisions of Section 3 of the Plan. Stock issued under the Plan may be authorized and unissued Stock or Stock held by the Company in its treasury, or both.

                  STOCK RIGHT means a right to Stock or Stock Units of the Company granted pursuant to the Plan, in the form of an Award.

                  STOCK UNIT means a unit, equivalent in value to a share of Common Stock, credited by means of a bookkeeping entry in the books of the Company to a Participant's account pursuant to the terms and conditions of the Plan.

                  SURVIVORS means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to a Stock Right by will or by the laws of descent and distribution.

                  TERMINATION DATE means the date upon which a Participant ceases to be a member of the Board of Directors for any reason whatsoever, including death or disability.

2.       PURPOSES OF THE PLAN.

         The purpose of the Plan is to provide a means by which the Company can compensate Non-Employee Directors for their service on the Board of Directors and to encourage continued ownership of Stock by the Non-Employee Directors, in order to attract such people to serve on the Board of Directors and to induce them to work for the benefit of the Company. The Plan provides for (i) the granting of Awards to Non-Employee Directors and (ii) subject to Section 6 hereof, the election by Non-Employee Directors to have all or a portion of their Awards credited in the form of Stock Units.

3.       STOCK SUBJECT TO THE PLAN.

         The number of shares of Stock which may be the subject of Stock Rights granted pursuant to this Plan shall be 50,000, or the equivalent of such number of shares of Stock after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Section 17 of the Plan. Upon payment in cash of the benefit provided by any Award granted under the Plan, any Stock Units that were covered by that Award shall again be available for the granting of Stock Units under the Plan.

4.       ADMINISTRATION OF THE PLAN.

         Subject to the provisions of the Plan, the Administrator is authorized to:

         a. Interpret the provisions of the Plan or of any Award Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

         b.  Determine which Non-Employee Directors shall be granted Awards;
             and

         c. Determine the number of shares of Stock for which a Stock Right or Stock Rights shall be granted.

Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee.

5.       ELIGIBILITY FOR PARTICIPATION.

         The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Non-Employee Director at the time an Award is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of an Award to a person not then a Non-Employee Director; provided, however, that the actual grant of such Award shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the delivery of the Award Agreement evidencing such Award. The granting of any Award to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Awards.

6.       CERTAIN ELECTIONS.

         Each Participant shall, subject to the terms of this Section, have the right to elect to receive all or a portion of (i) an Annual Award in the form of Stock or Stock Units and (ii) a Meeting Award in the form of cash, Stock or Stock Units, by completing, signing and delivering to the Treasurer of the Company an Election Form for each calendar year while this Plan is in effect, starting in January 2002, by December 31 of the immediately preceding year, provided that (1) any such election shall apply only to Awards made after the date on which such election is made and (2) any person who becomes a Non-Employee Director during the course of a calendar year shall have the right to make his or her election in respect of Awards earned after the date he or she becomes a Non-Employee Director by completing an Election Form within 30 days after first becoming a Non-Employee Director. A Participant shall elect to receive an Annual Award entirely in Stock or Stock Units but not in a combination thereof, and shall elect to receive annually all Meeting Awards entirely in cash, Stock or Stock Units but not in a combination thereof.

         Any election made pursuant to the terms of this Plan shall remain effective until it is changed by the completion, signature, and delivery to the Treasurer of the Company of a new Election Form in accordance with the terms of the Plan, which shall take effect for the calendar year(s) or other applicable period commencing after the delivery of the Election Form.

         If no election is made, and no prior election remains effective, the Participant shall be deemed to have elected to receive all Annual Awards in the form of Stock and all Meeting Awards in the form of cash.

7.       NUMBER OF STOCK RIGHTS TO BE ISSUED.

         During a calendar year, the number of Stock Rights to be received by a Participant by the issuance of stock or credited in the books of the Company to the account of a Participant for Stock Units shall be such number of Stock Rights (including fractional Stock Rights calculated to four decimal points rounded down) as is obtained on a quarterly basis by dividing the total dollar amount that the Participant has elected to be paid in Stock Rights under the Plan by the Fair Market Value on the last date of the Company's fiscal quarter in which the Awards for each calendar quarter are made.

         No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

8.       CREDIT FOR DIVIDENDS ON STOCK UNITS.

         A Participant's account covering Stock Units shall be credited with dividend equivalents in the form of additional Stock Units when cash dividends are paid on the Common Stock. Such dividend equivalents shall be computed by dividing: (a) the amount obtained by multiplying the amount of the dividend declared and paid per share by the number of Stock Units recorded in the Participant's account on the record date for the payment of such dividend, by
(b) the Fair Market Value on the dividend payment date for such dividend, with fractions computed to four decimal places (rounded down).

9.       REPORTING OF STOCK UNITS.

         Statements of Stock Unit accounts will be provided to the Participants on a quarterly basis.


10.      TERMS AND CONDITIONS OF STOCK RIGHTS.

         Each Stock Right granted to a Participant shall state the date prior to which the Stock Right must be accepted by the Participant, and the principal terms of each Stock Right shall be set forth in an Award Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. Such Award Agreement shall state the number of shares of Stock Rights to which the Award pertains.

11.      ACCEPTANCE OF STOCK RIGHT AND ISSUE OF STOCK.

         A Stock Right (or any part or installment thereof) shall be accepted by executing the Award Agreement and delivering it to the Company at its principal office address, upon compliance with any other conditions set forth in the Award Agreement.

         The Company shall then reasonably promptly deliver the Stock or credit the number of Stock Units as to which such Award was accepted to the Participant (or to the Participant's Survivors, as the case may be), subject to any escrow provision set forth in the Award Agreement. In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Stock or Stock Units may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Stock or Stock Units prior to their issuance.

         The Administrator may, in its discretion, amend any term or condition of an outstanding Award or Award Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Award was made, if the amendment is adverse to the Participant.

12.      RIGHTS AS A SHAREHOLDER.

         No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Stock covered by such Stock Right, except after acceptance of the Award for the Stock and registration of the Stock in the Company's stock register in the name of the Participant.

13.      ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

         By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as otherwise determined by the Administrator and set forth in any applicable Award Agreement. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Section. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant's lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

14.      EFFECT OF TERMINATION OF DIRECTORSHIP ON STOCK UNITS.

         In the event of a termination of service as a Non-Employee Director of the Company for any reason, a Participant shall receive, not later than thirty days following the Participant's Termination Date, a lump sum payment in cash equal to the number of Stock Units recorded in the Participant's account on the Termination Date multiplied by the Fair Market Value of the Stock on such date. Upon payment in full of the Stock Units, the Stock Units shall be cancelled.

15.      OWNERSHIP OF STOCK RIGHTS.

         By accepting a Stock Right, a Participant acknowledges that one of the Company's goals in implementing this Plan is to align the interests of Participants with those of the Company's stockholders, and accordingly agrees to use his or her best efforts to maintain ownership of the Stock Rights as a long-term investment. As such, the person(s) who accept(s) such Stock Right shall represent to the Company, prior to the receipt of Stock Rights, that such person(s) are acquiring such Stock Rights for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Stock Rights, in which event the person(s) acquiring such Stock Rights shall be bound by the provisions of the Plan.

         Unless the offering and sale of the Stock Rights shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue such Stock Rights unless the following legend is endorsed upon the certificate(s) evidencing their Stock Rights issued pursuant to such exercise or such grant:

                  "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

         At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Stock Rights may be issued upon such particular acceptance in compliance with the 1933 Act without registration thereunder.

         Each Participant shall continue to comply with the Company's then applicable insider trading policy and rules with respect to blackout periods and with all rules and regulations of the Securities and Exchange Commission applicable to trading in securities by members of the Boards of Directors of publicly traded companies at all times when making decisions with respect to the purchase, ownership, and disposition of Stock under this Plan.

16.      DISSOLUTION OR LIQUIDATION OF THE COMPANY.

         Upon the dissolution or liquidation of the Company, all Stock Rights which have not been accepted as of such date will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation.

          Upon the dissolution or liquidation of the Company, a Participant shall receive, not later than thirty days following the date of the Company's dissolution or liquidation, a lump sum payment in cash equal to the number of Stock Units recorded in the Participant's account on the date of such dissolution or liquidation multiplied by the Fair Market Value of the Stock on such date. Upon payment in full of the Stock Units, the Stock Units shall be cancelled.

17.      ADJUSTMENTS.

         Except as otherwise set forth in Section 8 hereof, upon the occurrence of any of the following events, a Participant's rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in any applicable Award Agreement:

         A. STOCK DIVIDENDS AND STOCK SPLITS. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise or acceptance of such Stock Right may be appropriately increased or decreased proportionately to reflect such events.

         B. CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, with respect to outstanding Stock Rights, either (i) make appropriate provisions for the continuation of such Stock Rights by substituting on an equitable basis for the Stock then subject to such Stock Rights either the consideration payable with respect to the outstanding Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Stock Rights must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the Stock Rights shall terminate.

         C. RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising or accepting a Stock Right shall be entitled to receive for the purchase price, if any, paid upon such exercise or acceptance the securities which would have been received if such Stock Right had been exercised or accepted prior to such recapitalization or reorganization.

         D. ADJUSTMENT TO STOCK UNITS. Upon the happening of any of the events described in Subparagraphs A, B or C above, the Stock Rights may be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Section 17 and, subject to Section 4, its determination shall be conclusive.

18.      ISSUANCES OF SECURITIES.

         Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Stock pursuant to a Stock Right.

19.      WITHHOLDING.

         In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("FICA") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's remuneration in connection with (i) the exercise or acceptance of a Stock Right or (ii) the cancellation or liquidation of a Stock Unit, the Company may withhold from the Participant's compensation, if any, or may require that the Participant advance in cash to the Company, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the Fair Market Value of the Stock withheld for purposes of payroll withholding shall be determined in the manner provided in Section 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the Stock withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company.

20.      TERMINATION OF THE PLAN.

         The Plan will terminate 10 years after its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Award Agreements executed prior to the effective date of such termination.

21.      AMENDMENT OF THE PLAN AND AGREEMENTS.

         The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify the stock issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Award Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Award Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

22.      RELATIONSHIP WITH THE COMPANY.

         Nothing in this Plan or any Award Agreement shall be deemed to prevent the Company from terminating the director status of a Participant, nor to prevent a Participant from terminating his or her own director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

23.      GOVERNING LAW.

         This Plan shall be construed and enforced in accordance with the law of The Commonwealth of Massachusetts.